FOR IMMEDIATE RELEASE

Poly Appoints Dave Shull President and Chief Executive Officer

Telecommunications and Technology Veteran Brings 15 Years of Senior Leadership Experience and a Strong Track Record of Value Creation

SANTA CRUZ, Calif., - August 17, 2020 - Plantronics, Inc. (NYSE: PLT) ("Poly" or the "Company"), a global communications company that powers meaningful human connection and collaboration, today announced the appointment of Dave Shull as President, Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”), effective September 8, 2020. Mr. Shull succeeds Robert Hagerty, who has served as Interim Chief Executive Officer since February 2020. Mr. Hagerty will continue in his role as Chairman of the Board, and resume his membership on the Nominating and Governance and Strategy Committees, as well as his role as Chair of the Mergers and Acquisitions Committee. Marv Tseu will continue in his role as Vice Chairman of the Board.

“Dave is a technology veteran whose global operations and telecommunications expertise, together with his extensive leadership experience and fresh insights, make him an outstanding leader for Poly,” said Mr. Hagerty. “Poly’s rich technology history, diverse end markets ranging from offices and call centers to consumers, and proven focus on excellence in innovation mean that we have a tremendous opportunity ahead of us. The addition of an enthusiastic, creative thinker like Dave is, in the Board’s view, a recipe for long-term success and growth. On behalf of the Board, I am pleased to welcome Dave to the Poly family.”

“The COVID-19 pandemic has changed the world for all of us - especially how we interact and connect with others, both professionally and personally,” said Mr. Shull. “Poly has been leading the world for decades in connecting teams wherever and however they want. Its world-class audio, video, and software engineers are focused on creating the best communication endpoints that sound great and deliver amazing video, and are also consistently reliable and manageable for the most demanding users. We expect the fundamental shift to remote work and to the cloud will endure well beyond the pandemic, and the market opportunities created by the work-from-anywhere revolution are significant and exciting. This is a pivotal time in Poly’s history, and I am excited to lead this talented team during this transformational period.”

About Dave Shull
Mr. Shull most recently served as President and CEO of TiVo Corporation, where he gained significant consumer hardware experience and reinvigorated the image of the TiVo brand through a new corporate narrative and a cutting-edge streaming product. Under Mr. Shull’s leadership, TiVo’s adjusted EBITDA grew 55% from Q1 2019 to Q2 2020. Prior to leading TiVo, he served as CEO of The Weather Channel. Mr. Shull brings over 15 years of senior leadership experience in digital media, commercial marketing, operations, and telecommunications. He also brings extensive global experience in operational transformation, complex business partnerships, corporate development and capital markets. Prior to serving as CEO of The Weather Channel, he held various executive roles at DISH Network/EchoStar for 10 years, including Executive Vice President and Chief Commercial Officer, Senior Vice President, Programming, Senior Vice President and Managing Director, Asia Pacific, and Vice President, Operations. Mr. Shull holds an A.B. from Harvard University and an M.B.A. from Oxford University.

About Poly
Plantronics, Inc. ("Poly" - formerly Plantronics and Polycom) (NYSE: PLT) is a global communications company that powers meaningful human connection and collaboration. Poly combines legendary audio expertise and powerful video and conferencing capabilities to overcome the distractions, complexity and distance that make communication in and out of the workplace challenging. Poly believes in solutions that make life easier when they work together and with our partners' services. Our headsets, software, desk phones, audio and video conferencing, analytics and services are used worldwide and are a leading choice for every kind of workspace. For more information visit www.Poly.com.

Poly, the propeller design, and the Poly logo are trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

Forward Looking Statements Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including quotations of management and statements relating to our intentions, beliefs, projections, outlook, analyses or current expectations that are subject to many risks and uncertainties. Such forward-looking statements and the associated risks and uncertainties include, but are not limited to: (i) our beliefs with respect to the length and severity of the COVID-19 (coronavirus) outbreak, and its impact across our businesses, our operations and global supply chain, including (a) our inability to source component parts from key suppliers in sufficient quantities necessary to meet the high demand for certain product lines, including our Enterprise Headsets, which negatively impacted our sales during the quarter; and continued uncertainty and potential impact on future quarters if these sourcing constraints continue and/or price volatility occurs, which could continue to negatively affect our profitability and/or market share, (b) our expectations that the virus has caused and will continue to cause, an increase in customer and partner demand, including increased demand in collaboration endpoints due to a global, work from home workforce, (c) expectations related to our voice product lines, as well as our services attachment rate for such products, which have been, and may continue to be, negatively impacted as companies have delayed returning their workforces to offices in many countries due to uncertainties related to the continued impact of COVID-19; (d) expectations related to our ability to fulfill the backlog generated by supply constraints during the quarter, to timely supply the number of products to fulfill current and future customer demand, including expectations that our manufacturing facility in Tijuana, Mexico will continue production at the capacity necessary to meet such demand, (e) the impact of the virus on our distribution partners, resellers, end-user customers and our production facilities, including our ability to obtain alternative sources of supply if our production facility or other suppliers are impacted by future shut downs, (f) the impact if global or regional economic conditions deteriorate further, on our customers and/or partners, including increased demand for pricing accommodations, delayed payments, delayed deployment plans, insolvency or other issues which may increase credit losses, and (g) risks related to restrictions or delays in global return to worksites as a result of COVID-19, which continues to impact our employees worldwide and our customers, which has negatively impacted our voice product lines for the quarter, and restricted customer engagement; and (h) the complexity of the forecast analysis and the design and operation of internal controls; and (ii) our belief that we can manufacture or supply products in a timely manner to satisfy perishable demand; (iii) expectations related to our customers’ purchasing decisions and our ability to match product production to demand, particularly given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges; (iv) risks associated with significant and abrupt changes in product demand which increases the complexity of management’s evaluation of potential excess or obsolete inventory; (v) risks associated with the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers; (vi) risks associated with the potential interruption in the supply of sole-sourced critical components, our ability to move to a dual-source model, and the continuity of component supply at costs consistent with our plans, which has negatively impacted in the quarter and may continue to impact our ability to timely supply product to meet our customer demand; (vii) expectations related to our services segment revenues, particularly as we introduce new generation, less complex, product solutions, or as companies shift from on premises to work from home options for their workforce, which may result in decreased demand for our professional, installation and/or managed service offerings; (viii) expectations that our current cash on hand, additional cash generated from operations, together with sources of cash through our credit facility, either alone or in combination with our election to suspend our dividend payments, will meet our liquidity needs during and following the unknown duration and impact of the COVID-19 pandemic; (ix) expectations relating to our ability to generate sufficient cash flow from operations to meet our debt covenants and timely repay all principal and interest amounts drawn under our credit facility as they become due; (x) risks associated with our channel partners’ sales reporting, product inventories and product sell through since we sell a significant amount of products to channel partners who maintain their own inventory of our products; (xi) our efforts to execute to drive sales and sustainable profitable revenue growth; (xii) our expectations for new products launches, the timing of their releases and their expected impact on future growth and on our existing products; (xiii) our belief that our new Partner Program will drive growth and profitability for both us and our partners through the sale of our product, services and solutions; (xiv) risks associated with forecasting sales and procurement demands, which are inherently difficult, particularly with continuing uncertainty in regional and global economic conditions; (xv) uncertainties attributable to currency fluctuations, including fluctuations in foreign exchange rates and/or new or greater tariffs on our products; (xvi) our expectations regarding our ability to control costs, streamline operations and successfully implement our various cost-reduction activities and realize anticipated cost savings under such cost-reduction initiatives; (xvii) expectations relating to our quarterly and annual earnings guidance, particularly as economic uncertainty, including, without limitation, uncertainty related to the continued impact of COVID-19, the macro-economic and political climate and other external factors, puts further pressure on management judgments used to develop forward looking financial guidance and other prospective financial information; (xviii) expectations related to GAAP and non-GAAP financial results for the second quarter and full Fiscal Year 2021, including net revenues, adjusted EBITDA, tax rates, intangibles amortization, diluted weighted average shares outstanding and diluted EPS; (xix) our expectations of the impact of the acquisition of Polycom as it relates to our strategic vision and additional market and strategic partnership opportunities for our combined hardware, software and services offerings; (xx) our beliefs regarding the UC&C market, market dynamics and opportunities, and customer and partner behavior as well as our position in the market, including risks associated with the potential failure of our UC&C solutions to be adopted with the breadth and speed we anticipate; (xxi) our belief that the increased adoption of certain technologies and our open architecture approach has and will continue to increase demand for our solutions; (xxii) expectations related to the micro and macro-economic conditions in our domestic and international markets and their impact on our future business; (xxiii) our forecast and estimates with respect to tax matters, including expectations with respect to utilizing our deferred tax assets; (xxiv) our expectations related to building strategic alliances and key partnerships with providers of collaboration tools and platforms to drive revenue growth and market share; and (xxv) our expectations regarding pending and potential future litigation, in addition to other matters discussed in this press release that are not purely historical data. Such forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from the forward-looking statements.

We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 8, 2020, our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 29, 2020, and other filings with the Securities and Exchange Commission, as well as recent press releases.

INVESTOR CONTACT:
Mike Iburg
Vice President, Investor Relations
(831) 458-7533

MEDIA CONTACT:
Edie Kissko
Senior Director, Corporate Communications
(213) 369-3719